CONSENT OF FORT LOWELL CONSULTING PLLC

In connection with the Management's Discussion and Analysis for the years ended December 31, 2022 and 2021 (the "Annual MD&A") of Integra Resources Corp. (the "Company"), which included references to our firm and to the technical report entitled "Technical Report and Preliminary Feasibility Study for the DeLamar and Florida Mountain Gold - Silver Project, Owyhee County, Idaho, USA", dated March 22, 2022, the undersigned hereby consents to: (i) the reference of our firm in the Annual MD&A, (ii) the use of information attributed to our firm in the Annual MD&A, and (iii) the information attributed to our firm in the short form base shelf prospectus, in each case, being included in or incorporated by reference into the Registration Statement on Form F-10 being filed by the Company with the United States Securities and Exchange Commission and any amendments thereto and into the prospectus included therein.

Date: January 16, 2024

/s/ Art S. Ibrado ___________________________ Name: Art S. Ibrado Title: President